UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 7, 2016
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER MATTERS

On April 7, 2016, Canadian Pacific Railway Limited (“Canadian Pacific”) issued a news release announcing the release of a white paper detailing how the precision railroading philosophy would transform Norfolk Southern Corp. (NS).

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	News Release of Canadian Pacific dated April 7, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2016

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	News Release of Canadian Pacific dated April 7, 2016

Release:    April 7, 2016

Precision railroading philosophy can build a leading transcontinental railway, CP argues in white paper

Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) today released a white paper detailing how the precision railroading philosophy – which has been used successfully to elevate CP from industry laggard to leader over the last four years – would transform Norfolk Southern Corp. (NS) and eventually build a leading transcontinental railway in North America.

“Politicians, shippers and others are calling for a strong, healthy and high performing rail system yet no one has the stomach to challenge the status quo,” CP CEO E. Hunter Harrison said. “Clearly, moving goods reliably and efficiently is top of mind for everyone in the industry; we believe precision railroading and a CP-NS combination address those challenges.”

Precision railroading has enabled CP to lower its operating ratio dramatically, improve service, reinvest record amounts in its network and in the communities it serves, and create significant shareholder value in a very short time.
CP looks forward to the U.S. Surface Transportation Board’s (STB) decision on its petition for a declaratory order confirming the viability of the proposed voting trust structure, an option CP has proposed as the fastest way for NS shareholders to receive consideration for their shares.
CP believes that all stakeholders will benefit if the proposed transaction is evaluated on its merits and based on a full record that includes the opportunity for all interested parties to comment within the STB’s prescribed framework, free from political interference. CP remains hopeful that the STB will be able to offer clarity that will allow NS shareholders to make an informed decision on CP’s pending resolution.

This proposed merger addresses capacity challenges; provides better, faster service for shippers – and at a lower cost; and enhances competition by ending bottleneck pricing and provides modified terminal access. The end result would be a single-line, transcontinental option that improves market access and ensures the timely and efficient flow of freight – supporting the North American economy now and into the future.

The full text of the white paper, Precision Railroading: Using the CP Model to Build a Leading Transcontinental Railway, is below. A PDF version can be downloaded at: http://www.cpconsolidation.com.

Precision Railroading: Using the CP Model to Build a Leading Transcontinental Railway
The status quo is not an option for North American rail
APRIL 2016
Canadian Pacific (CP) has proposed a transformational merger with Norfolk Southern Corp. (NS); together they would form an integrated, transcontinental railroad with the scale and reach to deliver unsurpassed levels of service and safety to customers and communities while enhancing competition, supporting continued economic growth and creating significant shareholder value.
CP has a tried and tested approach – called precision railroading – that will deliver results for customers, employees, communities and shareholders. Precision railroading has been successfully applied to transform two of the worst–performing Class I railroads into top performers, and CP strongly believes that it can do the same with underperforming NS.
What is precision railroading? Quite simply, it is a philosophy of constant monitoring and optimization of every asset throughout the entire organization, led by five Foundations:
THE FIVE FOUNDATIONS OF PRECISION RAILROADING

1.	IMPROVING CUSTOMER SERVICE

2.	CONTROLLING COSTS

3.	OPTIMIZING ASSET UTILIZATION

4.	OPERATING SAFELY

5.	VALUING AND DEVELOPING EMPLOYEES
These five Foundations can be applied to any railroad with the same result: more efficient operations across the network, better returns for shareholders and improved safety for employees and communities.
PRECISION RAILROADING 101
CP CEO Hunter Harrison developed the concept of precision railroading more than 20 years ago, departing from the practice of holding trains until they were completely full. The old model, thought to be beneficial to railway efficiency, could often delay customer shipments. 1By contrast, precision railroading prioritizes delivery of a customer’s shipment from origin to destination as quickly as possible. It is similar to the airline industry where a plane will leave at its scheduled departure time regardless of whether all seats are filled.

1Dakens, L., Edwards, P., Johnson, J., Morse, N. (2008). Switchpoints. Hoboken, New Jersey: John Wiley & Sons, Inc.

Precision railroading demands a schedule and plan that is constantly monitored for every asset. This enables the railway to track progress and optimize railcar and locomotive utilization, and gives the customer the ability to better plan for shipment arrivals and departures.
While simple in theory, successfully executing precision railroading is not easy. It requires the coordination of all aspects of operations including train and crew scheduling, equipment availability, track and rail car repairs, as well as synchronization with other stakeholders, such as customers and supply chain partners. Employees must be constantly mindful of all aspects of the transportation process to ensure the safe, timely, and efficient arrival of a customer’s freight.
Today, precision railroading has evolved into an overarching philosophy that fundamentally values performance and stretches beyond the operating department. It is rooted in the simple belief that a customer who pays for timely service should receive timely service.
THE BEGINNING OF A TRANSFORMATIONAL JOURNEY
Before current CP management took over in 2012, the company’s previous management team fiercely defended its plan to drive improvement – arguing that CP’s network was topographically unique and was not amenable to precision railroading.
But precision railroading is a set of non-discriminating principles that can be effectively applied to any railroad in the world. Geographic, network and business mix differences are irrelevant in the application of the underlying principles that guide day-to-day decisions.
The first step in implementing precision railroading was to focus on the five Foundations that would serve as CP’s vision – improving customer service, controlling costs, optimizing asset utilization, operating safely and valuing and developing CP employees. With these areas of common focus, the management team could empower every employee to make decisions that deliver on CP’s corporate objectives.
In order to achieve the vision, it was clear that a significant change in cultural mindset was required. CP employees had to think differently, and to not accept the status quo if there was a better way. With a clear vision and a plan to realize it by affecting significant cultural change, CP began the transformative journey to becoming the best railroad in North America.
The new CP is one that values performance and drives accountability. Employees are responsible for taking initiative to identify and solve problems before bigger issues develop. They’re also keenly aware that even apparently minor decisions have consequences and knock-on effects that can influence the entire rail network and supply chain.
IMPROVING SERVICE AND PRODUCTIVITY, REDUCING COSTS
The prevailing view in the rail industry is that more locomotives, more cars and more crews allow for the movement of more volume. Precision railroading challenges this view. Because track and yard capacity is finite, adding more equipment creates congestion and slows down the system. While it may sound counterintuitive, reducing fleet size actually enables a railroad to move more volume. By running fewer and heavier trains, faster and on schedule, assets can be utilized far more productively and can yield significant savings.

When new management took the helm in 2012, CP undertook a review of its assets and, to the consternation of those steeped in the orthodoxy of the rail industry, removed several hundred older and unreliable locomotives from circulation. The older units generally made more visits to the repair shops and took significantly longer to repair than newer units. Taking these older units out of service enabled CP’s locomotive shops to cycle the newer units in and out of the repair shops far more quickly, greatly enhancing the productivity of its active fleet. In 2015, CP’s locomotive productivity increased by 40 percent compared to 20122 using 700 fewer locomotives, which was a reduction of more than 40 percent of its fleet.
In addition to present-day benefits, this enhanced productivity allowed CP to defer acquiring more motive power and to deploy this capital elsewhere. Fewer locomotives also means less idling and better fuel efficiency, as evidenced by a 14 percent improvement in CP’s fuel efficiency metrics since 2012.3
Another initiative aimed at optimizing assets was the closure of the hump at various CP yards. A hump utilizes gravity to sort cars into various tracks to build blocks of cars for departing trains. Cars pushed over the hump roll down onto the designated yard track. For yards that do a large amount of breaking down and rebuilding trains, a hump may be the most efficient means of switching. However, rail operations have changed significantly since the humps were built decades ago.
Far fewer trains need to be broken up to be rebuilt, and those that do can, in most cases, be more efficiently flat-switched by a locomotive on yard tracks. Removing the hump enabled faster processing of trains within the yards, and eliminated maintenance and replacement costs of expensive hump yard components. Since 2011, closing humps has helped CP reduce its terminal dwell – the time a train spends in any given terminal – by 19 percent.4
These examples of CP challenging the status quo enabled CP to realize tremendous improvements in both locomotive and yard productivity. They are at the core of precision railroading’s Foundations of controlling costs and optimizing asset utilization.
Such productivity enhancements have a direct, positive impact on our customers. Our improved productivity means assets are turned faster, reducing customer inventory and car ownership5 costs, and increasing service reliability. Since 2011, network speed has improved by 40 percent and train length has increased by 19 percent.6

2CP 2012: 131 GTMs (000)/available HP; 2015: 183 GTMs (000)/available HP.
3CP 2012: 1.150 Gallons per 1000 GTMs; 2015: 0.994 Gallons per 1000 GTMs.
4CP 2011 terminal dwell (hours): 8.9; 2015 terminal dwell (hours): 7.2.
5Many shippers own or lease rail cars.
6CP 2011 network speed (mph): 15.3; CP 2015 network speed (mph): 21.4. CP 2011 train length (feet): 5825; CP 2015 train length (feet): 6935.

Precision railroading increases throughput capacity in sustainable ways. Through longer sidings, improved asset utilization and increased train lengths, a combined CP-NS will move more traffic with fewer locomotives and rail cars while unlocking capacity for future growth potential.
Optimizing assets and controlling costs can also be applied outside of the operating environment. Relocating CP’s head office in 2014 from costly, leased downtown office space to owned rail yards within the city has saved approximately $20 million annually, and has the added benefit of moving employees to the field environment where they are closer to the day-to-day business of operating the railway.
In the pursuit of driving out redundancy, no rock is left unturned. Employees in every department are empowered to align their goals to the five Foundations in a manner appropriate to their role within the organization.
FOCUS ON SAFETY AND DEVELOPING PEOPLE
Operating safely is a multi-pronged approach that shapes decisions at every level within the organization. A zero tolerance attitude is driven by the serious and sometimes fatal consequences of safety infractions. In addition to personal safety, conducting train operations in a safe manner is important to protect the communities and environment in which we operate. Amongst the Class I railways, CP has had the lowest FRA train accident frequency per million train miles for 10 consecutive years. Safety will always be a top priority at CP.
A professional, motivated and empowered workforce that understands and is committed to precision railroading is the key to our success. That is why developing people is a Foundation of the model. Under CP’s performance management approach, leaders ensure that employees understand what is expected of them and the implications of their decisions for rail operations, have the appropriate tools for the job and are rewarded when they deliver. When we do that effectively, our people are motivated to do the “right thing”, which is not what is best for the individual or department, but what is best for the entire railroad.
In short, without people, CP could not have achieved its vision of precision railroading. CP is a better place to work today than it was in 2012. Employees are now part of a winning team – they have worked incredibly hard to get to the top and will continue to work even harder to stay there.
STRONGER THAN EVER BEFORE – FROM LAGGARD TO LEADER
After many years of struggling relative to its industry peers, precision railroading has transformed CP from the worst performing Class I railroad in North America to one of the best. Today, CP provides better, more reliable service, invests significantly to support future growth and competes more effectively against its rail competitors and other transportation modes. In 2011, before current CP management took over, CP’s adjusted operating ratio (OR) – a key measure of a railroad’s efficiency – was 81 percent. For full year 2015, CP reported an adjusted OR of 61 percent, an improvement of 2000 basis points.

Aligning decisions to our five Foundations and changing the cultural mindset have produced substantial results for our customers. For example, CP’s intermodal service between Calgary and Toronto has improved 27 percent and, at 61 hours, is the fastest and most reliable in the industry.
By controlling costs and optimizing assets, CP has significantly improved its financial position and return to shareholders. Between 2012 and 2015, CP’s revenue grew 18 percent, adjusted earnings per share increased 133 percent and free cash flow surged to $1.155 billion from $93 million.7 The transformation at CP and resulting financial improvement has enabled us to reinvest more into our network. CP increased capital spending by 36 percent from 2012 to 2015,8 and has accelerated enhancements to key sections of the network to improve operations and better respond to customer shipping needs.
Additionally, our financial success has allowed us to continue to give back to communities in a meaningful way. Through a partnership conceived with the Heart and Stroke Foundation of Canada in 2014, CP has already committed over $6 million to heart health research, equipment and awareness. In parallel, we have increased our corporate donations to local food banks during our annual CP Holiday Train program. Since its inception in 1999, the CP Holiday Train has raised more than $12 million and donated 3.9 million pounds of food for local food banks.
Fundamentally, CP’s proven and successful precision railroading model is about an unrelenting commitment to moving a customer’s freight from origin to destination in the safest, most reliable and most efficient manner possible. Our growth is predicated on enabling this model in a sustainable manner, providing stable and predictable long-term employment for thousands of employees and giving back to the communities we serve.
A COMPELLING OPPORTUNITY FOR NORFOLK SOUTHERN (NS)
The value of precision railroading – for customers, employees, communities and shareholders – is clear and proven. Claims to the contrary by the NS leadership team bear striking similarities to the claims made in 2012 by CP’s previous management team. Over the last 20-plus years, Mr. Harrison’s execution of precision railroading has transformed three Class I railroads into the best-run railroads in the world.9 The likelihood is high that, under his leadership and guidance, NS can achieve similar success and perform far better than its management currently believes possible.
FORWARD LOOKING STATEMENT
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP’s proposal to NS regarding a possible business combination, CP’s shareholder proposal to NS, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals,

7CP 2012 revenue ($millions): $5,965; 2015 revenue ($millions): $6,712. CP 2012 adjusted EPS ($/share): 4.34; 2015 adjusted EPS ($/share): 10.10. CP 2012 free cash flow ($millions): 93; 2015 free cash flow ($millions): 1,155.
8CP 2012 capital expenditure: $1.1b; 2015 capital expenditure: $1.5b.
9Illinois Central, Canadian National and Canadian Pacific (Illinois Central merged with Canadian National in 1999).

objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward- looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.
These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Item 1A – Risk Factors” and “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
RULE 425 DISCLOSURE
This announcement is neither an offer to purchase or exchange nor a solicitation of an offer to sell securities. Subject to future developments, additional documents, including one or more proxy statements in connection with the solicitation of proxies for the 2016 annual meeting of NS shareholders, regarding the proposed transaction may be filed with the Securities and Exchange

Commission (the “SEC”). On March 29, 2016, CP filed its definitive proxy statement (the “CP Definitive Proxy”) with the SEC. Investors and security holders are urged to read such disclosure documents regarding the proposed transaction, including the CP Definitive Proxy statement, if and when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by CP with the SEC at the SEC’s website at http://www.sec.gov/. The disclosure documents and these other documents may also be obtained for free from CP at http://www.cpr.ca/en/investors or by directing a request to Canadian Pacific Railway Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9, Attention: Office of the Corporate Secretary.
CP and its directors, executive officers and other employees may be deemed to be participants in any solicitation of CP or NS shareholders in connection with the proposed transaction. Information about CP’s executive officers and directors is available in CP’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Additional information about the interests of potential participants will be included in the CP Definitive Proxy.
ABOUT CANADIAN PACIFIC
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.
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